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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 South Edmonds, Suite 108, Lewisville, TX		75067
(Address of principal executive offices)		(Zip Code)

(972) 219-3330
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On May 13, 2005, the Company issued 3,333,333 shares of Common Stock and received $0.45 per share, an aggregate of $1,499,999.85, in a private placement exempt from registration under the Securities Act of 1933, as amended, and Regulation D thereunder. The purchasers were two private investment partnerships managed by George R. Ireland, a director of the Company. Each partnership was determined to be an accredited investor under Regulation D. Mr. Ireland did not participate in the discussion by or the decision of the Board of Directors approving such issuance. The Company agreed to register the resale of the shares and expects to include the shares as part of the Company's resale registration statement filed in 2004, which is being updated to reflect the Company's financial statements for 2004 and the first quarter ended March 31, 2005. The Company will use the proceeds to continue with its development plan for its Vasquez property.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.
Date: May 16, 2005	/s/ THOMAS H. EHRLICH Thomas H. Ehrlich Vice President and Chief Financial Officer

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  Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES